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                                                                    Exhibit 4.18

                                JOINDER AGREEMENT
                         [OASP, INC. and OASP II, INC.]


            THIS JOINDER AGREEMENT, dated as of February 4, 1999, is entered into pursuant to the Credit Agreement dated as of June 24, 1997, as amended and restated by the Amended and Restated Credit Agreement dated as of the date hereof (as so amended and restated and as further amended or modified from time to time, the "Credit Agreement"), among Oxford Automotive, Inc. (the "Company"), each of the Borrowing Subsidiaries and Lenders party thereto, and NBD Bank, as agent for the Lenders (in such capacity, the "Agent").

                                   WITNESSETH:

            WHEREAS, pursuant to the terms of the Credit Agreement, among other subsidiaries of the Company, OASP, Inc and OASP II, Inc. (the "New Guarantors") are required to guarantee all indebtedness, obligations and liabilities of the Borrowers, to grant a lien and security interest in all of their assets to secure such guaranty and such indebtedness, obligations and liabilities and to join the other Loan Documents as a Guarantor; and

            WHEREAS, the New Guarantors have determined that it is in their best interest and to their financial benefit to execute and deliver this Joinder Agreement;

            NOW, THEREFORE, in consideration of the premises, the parties hereto hereby agree as follows:

            1. Each New Guarantor hereby acknowledges that it has received and reviewed a copy of the Credit Agreement and the other Loan Documents and approved each of the foregoing, and acknowledges that it has received and reviewed all other financial statements, agreements and documents as it has deemed appropriate in order to enter into this Joinder Agreement.

            2. Each New Guarantor unconditionally agrees hereby to: (a) join, as a Guarantor, the Guaranty Agreement dated as of June 24, 1997 (as amended by the Consent and Amendment of Security Documents dated the date hereof and as further amended or modified from time to time, the "Guaranty") among the Guarantors party thereto in favor of the Lenders and the Agent, join, as a Grantor, the Guarantor Security Agreement dated as of June 24, 1997 (as amended by the Consent and Amendment of Security Documents dated the date hereof and as further amended or modified from time to time, the "Guarantor Security Agreement") among the Grantors party thereto in favor of the Lenders and the Agent and join, in the same capacity as each of the Guarantors party thereto, each other Loan Document to which the Guarantors are a party, in the same capacity as such Guarantors, (b) be bound by, and hereby ratifies and confirms, all covenants, agreements, consents, submissions, appointments, acknowledgments and other terms and provisions, including without limitation all guarantees and all grants of liens and security interests, attributable to a Guarantor and/or Grantor in the Guaranty, the Guarantor Security Agreement and all other Loan Documents, in each case as amended by the Consent and Amendment of Security Documents dated the date hereof and as further amended or modified from time to time (which includes, without limitation, the Subrogation and Contribution Agreement dated as of June 24, 1997, as amended, among the Company and the Guarantors party thereto) to which any Guarantor is a party; and (c) perform all obligations required of it as a Guarantor and/or Grantor in the Guaranty, the Guarantor Security Agreement and all other Loan Documents to which any Guarantor is a party.

            3. Each New Guarantor hereby represents and warrants that (a) attached hereto as
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Schedule 1 is a complete and accurate description of all names used by each New
Guarantor, of the chief executive office and all other offices and other locations of any assets owned by each New Guarantor and a list of any patents, trademarks, copyrights or other intellectual property owned by each New Guarantor and (b) the representations and warranties with respect to it contained in, or made or deemed made by it in, the Guaranty, the Guarantor Security Agreement and any other Loan Document are true and correct on the date hereof. Each of the New Guarantors and the other Guarantors party hereto represents and warrants that (i) the execution, delivery and performance by it of this Joinder Agreement are within its corporate and other powers, have been duly authorized by all necessary corporate and other action, require no action by or in respect of, or filing with, any governmental body and do not contravene, or constitute a default under, any provision of applicable law or regulation or of the articles of incorporation or other charter documents or bylaws of it, or of any agreement, judgment, injunction, order, decree or other instrument binding upon it or its property; and (ii) this Joinder Agreement has been duly executed and constitutes a legal, valid and binding obligation of it, enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to creditors' rights and except that the remedy of specific performance and injunctive and other forms of equitable relief are subject to equitable defenses and to the discretion of the court for which any proceedings may be brought.

            4. Each of the New Guarantors and each of the other Guarantors party hereto hereby acknowledge and agree that each reference in the Guaranty and in the Guarantor Security Agreement, and any separate Guaranty Agreement or Guarantor Security Agreement executed by any other Guarantor, to "the Borrowing Subsidiary" shall mean and include, collectively, all present and future Borrowing Subsidiaries under the Credit Agreement and that the "Guaranteed Obligations" under the Guaranty or any other separate Guaranty Agreement executed by any other Guarantor and the "Secured Obligations" under the Guarantor Security Agreement or any other separate Guarantor Security Agreement executed by any other Guarantor include, without limitation, all present and future indebtedness, obligations and liabilities of each present and future Borrowing Subsidiary under the Credit Agreement in addition to all other indebtedness, obligations and liabilities described therein, notwithstanding anything in any agreement to the contrary.

            5. Each New Guarantor agrees to execute and deliver such financing statements, resolutions and such other documents requested by the Agent as may be necessary or desirable in order to give effect to, and to aid in the exercise and enforcement of the rights and remedies of the Agent and the Lenders pursuant to the Loan Documents to which such New Guarantor is a party.

            6. Each New Guarantor, each other Guarantor party hereto and the Company agree that the Guaranty, the Guarantor Security Agreement and each other Loan Document, including without limitation any separate Guaranty Agreement or Guarantor Security Agreement executed by any of the undersigned, to which the undersigned are a party are ratified and confirmed and shall remain in full force and effect and that they have no setoff, counterclaim or other defense or dispute with respect to any of the foregoing.

            7. This Joinder Agreement shall be governed by, and construed and interpreted in accordance with, the laws of the State of Michigan.

            8. Capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Credit Agreement.


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            IN WITNESS WHEREOF, each of the undersigned has caused this Joinder
Agreement to be duly executed and delivered as of the day and year set forth above.

                                        OASP, INC.

                                        OASP II, INC.

                                        OXFORD SUSPENSION, INC.

                                        RPI, INC.

                                        PRUDENVILLE MANUFACTURING, INC.

                                        RPI HOLDINGS, INC.

                                        LOBDELL EMERY CORPORATION

                                        CREATIVE FABRICATION CORPORATION

                                        WINCHESTER FABRICATION CORPORATION

                                        PARALLEL GROUP INTERNATIONAL, INC.

                                        CONCEPT MANAGEMENT CORPORATION

                                        LEWIS EMERY CAPITAL CORPORATION

                                        HOWELL INDUSTRIES, INC.

                                        OXFORD AUTOMOTIVE, INC.

                                        By:_________________________________

                                           Their:___________________________

                                        LASERWELD INTERNATIONAL, L.L.C.
                                        By: Lobdell Emery Corporation, its
                                            sole member

                                        By:_________________________________

                                           Its:_____________________________


Accepted and Agreed:
NBD BANK, as Agent on behalf
of the Lenders


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By:
   Its:


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                                   SCHEDULE 1


 List of each name, chief executive office, other office, location of any assets and list of intellectual property of each New Guarantor.



Name of each New Guarantor

1.    OASP, Inc.
2.    OASP II, Inc.

Offices of each New Guarantor

1.    OASP, Inc.

      c/o Oxford Automotive, Inc.
      1250 Stephenson Highway
      Troy, MI  48083
      (chief executive office)

      or

      c/o Oxford Automotive, Inc.
      850 Stephenson Highway
      Troy, MI  48083

2.    OASP II, Inc.

      c/o Oxford Automotive, Inc.
      1250 Stephenson Highway
      Troy, MI  48083
      (chief executive office)

      or

      c/o Oxford Automotive, Inc.
      850 Stephenson Highway
      Troy, MI  48083


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Location of Assets

1.    OASP, Inc.

      c/o Oxford Automotive, Inc.
      1250 Stephenson Highway
      Troy, MI  48083

      or

      c/o Oxford Automotive, Inc.
      850 Stephenson Highway
      Troy, MI  48083

2.    OASP II, Inc.

      c/o Oxford Automotive, Inc.
      1250 Stephenson Highway
      Troy, MI  48083

      or

      c/o Oxford Automotive, Inc.
      850 Stephenson Highway
      Troy, MI  48083

Intellectual Property of each New Guarantor

1.    OASP, Inc.

      None.

2.    OASP II, Inc.

      None


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